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SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 14a-12
DIGITAL RIVER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APRIL 2, 2001

Dear Stockholder:

    On behalf of Digital River, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 3:30 p.m. local time on Wednesday, May 3, 2001, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. At the meeting, stockholders will be asked to (i) elect three directors to hold office until the 2004 Annual Meeting of Stockholders; (ii) increase the number of shares available under the Company's 1998 Stock Option Plan from 3,283,333 shares to 3,983,333 shares; (iii) increase the number of shares available under the Company's 2000 Employee Stock Purchase Plan from 200,000 shares to 600,000 shares; and (iv) ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the next fiscal year. The accompanying Notice and Proxy Statement describe those proposals.

    The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided or if eligible, cast your vote via the Internet in accordance with the instructions on the enclosed proxy card, whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

    We appreciate your interest in the Company. To assist us in preparation for the meeting, please return your proxy card or if eligible, cast your Internet vote in accordance with the instructions on the enclosed proxy card at your earliest convenience.

                      Very truly yours,

                      Joel A. Ronning
                      Chief Executive Officer

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2001

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 3, 2001 at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the following purposes:

1.
To elect three directors to hold office until the 2004 Annual Meeting of Stockholders.

2.
To increase the number of shares available under the Company's 1998 Stock Option Plan from 3,283,333 shares to 3,983,333 shares.

3.
To increase the number of shares available under the Company's 2000 Employee Stock Purchase Plan from 200,000 shares to 600,000 shares.

4.
To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 7, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                      By Order of the Board of Directors

                      Gregory R.L. Smith
                      Secretary

Eden Prairie, Minnesota
April 2, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 3, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 3, 2001, at 3:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota. The Company intends to mail this proxy statement and accompanying proxy card on or about APRIL 2, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 7, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 7, 2001 the Company had outstanding and entitled to vote 23,020,104 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET

    Stockholders may grant a proxy to vote their shares by means of the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

    The Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name or in the Name of a Broker or Bank

    Stockholders of record may go to http://www.proxyvote.com to grant a proxy to vote shares of Company Common Stock by means of the Internet. You will be required to provide the 12 digit control number contained on your proxy cards. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and you will be prompted to submit or revise them as desired.

    Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may go http://www.proxyvote.com to grant a proxy to vote your shares by means of the Internet.

General Information for All Shares Voted Via the Internet

    Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time on May 2, 2001. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9625 West 76th Street, Suite 150, Eden Prairie, MN 55344, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 3, 2001. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2002 annual meeting of stockholders notifies the Company of such matter prior to February 18, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of seven members and there is currently one vacant Board seat. There are three directors in the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

JOEL A. RONNING

    Mr. Ronning founded the Company in February 1994 and has been Chief Executive Officer and a director of the Company since that time. In February 2001, Mr. Ronning was elected to the Office of the President. From February 1994 to July 1998, Mr. Ronning was also President of the Company. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products. From May 1995 to July 1998, Mr. Ronning served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared. Mr. Ronning founded MacUSA, Inc., formerly a wholly-owned subsidiary of Tech Squared, and served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA, Inc. Mr. Ronning also serves as a director of the Software Publishers Association and JASC, Inc.

PERRY W. STEINER

    Mr. Steiner has served as a director of the Company since April 1998 and served as President of the Company from July 1998 to February 2001. Since February 2001, Mr. Steiner has served as a Managing Partner of Arlington Capital Partners, a private equity fund. From January 1997 to July 1998, Mr. Steiner served as Vice President of Wasserstein Perella & Co., Inc., an investment banking firm, and as Vice President of Wasserstein Perella Ventures, Inc., the general partner of Wasserstein Adelson Ventures, L.P., a venture capital fund. From June 1993 to December 1996, Mr. Steiner was a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West.

Mr. Steiner serves as a director of Laplink, Inc. and was a director of Tech Squared from December 1998 to June 1999.

J. PAUL THORIN

    Mr. Thorin has served as a director of the Company since June 1996. Since September 2000, Mr. Thorin has served as Vice President and General Counsel of ArrayComm, Inc. From July 2000 to September 2000, Mr. Thorin served as Vice President and General Counsel of Mindmaker, Inc. From April 1996 to July 2000, Mr. Thorin served as General Counsel of Fujitsu America Inc., a subsidiary of Fujitsu Limited and from June 1997 to July 2000 as its Vice President and General Counsel. From April 1990 to March 1996, Mr. Thorin held the position of Associate Corporate Counsel of Fujitsu America Inc.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

THOMAS F. MADISON

    Mr. Madison has served as a director of the Company since August 1996. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc. Since August 1999, Mr. Madison has served as Chairman of AetherWorks, Inc. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. Mr. Madison also serves on the boards of directors of Valmont Industries Inc., ACI Telecentrics, Delaware Group of Funds, Banner Health System and Lighting Rod Software, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

TIMOTHY C. CHOATE

    Mr. Choate has served as a director of the Company since May 1998. Mr. Choate has been Chairman of Aptimus, Inc. (formerly FreeShop International, Inc.) since its inception in June 1997 and has been President and Chief Executive Officer since March 1998. Mr. Choate co-founded Online Interactive, Inc., the original parent company of Aptimus, Inc, in June 1994, and served as President, Chief Executive Officer and Chairman until February 1997 and Chairman until July 1997. Mr. Choate served as a Vice President of Micro Warehouse, Inc. from July 1997, when it acquired Online Interactive, Inc., until February 1998. From February 1991 to May 1994, Mr. Choate held various positions at Softdisk Publishing, LLC, most recently as President. From February 1989 until February 1991, Mr. Choate was a Senior Marketing Manager at Prodigy Services Company. Mr. Choate serves as a director of Aptimus.com, Inc.

WILLIAM LANSING

    Mr. Lansing has served as a director of the Company since November 1998. In March 2000, Mr. Lansing joined NBCi as Chief Executive Officer. From May 1998 to March 2000, Mr. Lansing was an executive officer with Fingerhut Companies, Inc. and most recently served as Chairman and Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy, an online joint venture of IBM Corporation and Sears Roebuck and Co. From September 1986 to December 1995, Mr. Lansing was a partner at McKinsey & Co. where he led the consulting firm's Internet practice. Mr. Lansing serves as a director of Net Perceptions, Inc., Aptimus, Inc. and NBCi.

FREDERIC SEEGAL

    Mr. Seegal has served as a director of the Company since June 2000. Since March 1994, Mr. Seegal has served as President of Wasserstein Perella Group, Inc. and Managing Director of Wasserstein Perella & Co., Inc. From 1990 to 1994, Mr. Seegal was Managing Director/Co-Head of Domestic Corporate Finance at Salomon Brothers. From 1982 to 1990, Mr. Seegal led Lehman Brothers investment banking activities in the Media & Communications Industries, where he was Managing Director of Lehman Brothers. Mr. Seegal serves as a director of iBeam Broadcasting Corp. and Hollywood.com, Inc.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000, the Board of Directors held six meetings and acted by unanimous written consent three times. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; consults with the independent auditors and discusses with senior management the scope and quality of controls; and receives and considers the cooperation received by the independent auditors during their audit examination. The Audit Committee is composed of three non-employee directors: Messrs. Choate, Madison and Thorin. It met four times during the last fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Thorin. It met one time during last fiscal year.

    During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

PROPOSAL 2

INCREASE OF THE NUMBER OF SHARES AVAILABLE UNDER THE COMPANY'S 1998 STOCK OPTION PLAN

    In August 1998, the Board adopted, and the stockholders subsequently approved, the Company's 1998 Stock Option Plan (the "Option Plan"). There are 3,283,333 shares of Common Stock reserved for issuance under the Option Plan. As of March 7, 2001, options (net of cancelled or expired options) covering an aggregate of 3,279,333 shares of the Company's Common Stock had been granted under the Option Plan. Only 4,000 shares of Common Stock (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expirations of options) remained available for future grants under the Option Plan.

    In August 1999, the Board adopted the Company's 1999 Non-Officer Stock Option Plan (the "Non-Officer Plan"), which provided for grants of nonstatutory stock options to employees and consultants of the Company. An aggregate of 1,300,000 shares of Common Stock were initially reserved for issuance under the Non-Officer Plan. In February 2000, the Board amended the Non-Officer Plan to increase the number of shares reserved for issuance from 1,300,000 to 2,250,000 shares of Common Stock and in June 2000, the Board amended the plan to increase the number to 3,950,000. In February 2001, the Board amended the Non-Officer Plan (a) to increase the number of shares of Common Stock authorized for issuance under the Non-Officer Plan from 3,950,000 shares to 5,450,000 shares, and (b) to allow the Board and the Compensation Committee to grant options under the Non-Officer Plan to officers and directors of the Company, not to exceed 40% of the shares reserved for issuance under such plan. The Board also approved the following officer and director option grants under the Non-Officer Plan:

Name	Number of Options	Vesting Commencement Date	Exercise Price	Vesting Schedule
Joel A. Ronning	685,000	February 21, 2001	$5.125	quarterly over 4 years
Perry W. Steiner	60,000	February 21, 2001	$5.125	quarterly over 3 years
Perry W. Steiner	30,000	February 21, 2001	$5.125	immediately vested
Timothy C. Choate	60,000	February 21, 2001	$5.125	quarterly over 3 years
William Lansing	60,000	February 21, 2001	$5.125	quarterly over 3 years
Thomas F. Madison	60,000	February 21, 2001	$5.125	quarterly over 3 years
Frederic M. Seegal	60,000	February 21, 2001	$5.125	quarterly over 3 years
J. Paul Thorin	60,000	February 21, 2001	$5.125	quarterly over 3 years

    In March 2001, the Board amended the Option Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Option Plan from a total of 3,283,333 shares to a total of 3,983,333 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board and the Compensation Committee.

    Stockholders are requested in this Proposal 3 to approve the increase of shares available under the Option Plan from 3,283,333 shares to 3,983,333 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase of authorized shares under the Option Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Option Plan are outlined below:

GENERAL

    The Option Plan provides for the grant of both incentive and non-qualified stock options. Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Option Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

PURPOSE

    The Board adopted the Option Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to improve individual performance, to attract and retain the services of persons with experience and ability, and to associate the interests of such persons with those of the Company's stockholders. Employees, directors and consultants of the Company and its affiliates are eligible to participate in the Option Plan.

ADMINISTRATION

    The Board or a committee of the Board administers the Option Plan. Subject to the provisions of the Option Plan, the Board has the power to construe and interpret the Option Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

    The Board has the power to delegate administration of the Option Plan to a committee composed of two or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code and/or solely of two and/or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Option Plan to the Compensation Committee. As used herein with respect to the Option Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

    The regulations under Section 162(m) require that the directors who serve as members of the committee must be "outside directors." The Option Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension option plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

    In addition to the authority to delegate described above, the Board, or a committee to which the Board has delegated the administration of the Option Plan, may delegate to a committee composed of one or more members of the Board who are not outside directors in accordance with Section 162(m) the authority to grant options to eligible recipients other than the Chief Executive Officer of the Company and the four other most highly compensated officers of the Company or persons with respect to whom the Company wishes to comply with Section 162(m) of the Code. The Board, or a committee to whom the Board has delegated administration of the Option Plan, may also delegate to a committee composed of one or more members of the Board who are not non-employee directors in accordance with Rule 16b-3 of the Exchange Act the authority to grant options to eligible recipients who are not then subject to Section 16 of the Exchange Act.

ELIGIBILITY

    Incentive stock options may be granted under the Option Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive non-qualified stock options under the Option Plan.

    No incentive stock option may be granted under the Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the Option Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

    No employee may be granted options under the Option Plan exercisable for more than 333,333 shares of Common Stock during any calendar year (the "Section 162(m) Limitation").

STOCK SUBJECT TO THE OPTION PLAN

    An aggregate of 3,283,333 shares of Common Stock is currently reserved for issuance under the Option Plan. If options granted under the Option Plan expire or otherwise terminate for any reason without being exercised in full, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Option Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

EXERCISE PRICE; PAYMENT

    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of non-qualified options shall be determined by the Board and may be less than the fair market value of the stock subject to the option on the date of grant. If options are granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information."

    The exercise price of options granted under the Option Plan must be paid either in cash at the time the option is exercised or, if specified in the option agreement, by delivery of other shares of Common Stock of the Company (which have been held for at least six months) or by a combination of cash and shares of Common Stock.

OPTION EXERCISE

    Options granted under the Option Plan may become exercisable in cumulative increments ("vest") as determined by the Board at the time of grant. Shares of common stock covered by currently outstanding options under the Option Plan typically vest at the rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter until fully vested during the optionholder's employment by, or service as a director or consultant for, the Company or an affiliate (collectively, "service"). Shares of common stock covered by options granted in the future under the Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised and may also authorize the modification of any outstanding option with the consent of the optionholder. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder.

TERM

    The maximum term of options granted under the Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Vested options under the Option Plan generally terminate at the time specified in the option agreement following termination of the optionholder's service, which may not exceed (a) three months if such termination is for any reason other than death, permanent and total disability (as defined in the Code) or "for cause" (as defined in the Option Plan) or (b) one year if such termination is due to death or permanent and total disability. If no time for termination is specified in the option agreement, then vested options shall automatically terminate (a) at the time of termination of the optionholder's service if such termination is for any reason other than death or permanent and total disability, (b) six months following the optionholder's death, or (c) 30 days following the optionholder's termination due to disability. In addition, vested options shall terminate immediately upon an optionholder's termination of service "for cause." In the case of an optionholder's death, an option may be exercised by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.

    The option term generally is not extended in the event that exercise of the option within these periods is prohibited.

RESTRICTIONS ON TRANSFER

    The optionholder may not transfer an option other than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder or the optionholder's guardian or legal representative may exercise an option.

ADJUSTMENT PROVISIONS

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction, may change the class and number of shares of Common Stock subject to the Option Plan and outstanding options. In that event, the Option Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Option Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Option Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into any other entity or person in which the Company is not the continuing or surviving entity or in which the Company is the surviving entity but the shares of common stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property, ("change in control"), then any surviving corporation shall either assume options outstanding under the Option Plan or substitute similar options for those outstanding under the Option Plan (including an award to acquire the same consideration paid to stockholders in a change in control). If any surviving corporation refuses to assume options outstanding under the Option Plan, or to substitute similar options (or awards), then, with respect to optionholders whose service has not terminated, the vesting and the time during which such options may be exercised will be accelerated in full and the options shall terminate if not exercised prior to such change in control. In the event of an acquisition in which in excess of 50% of the Company's voting power is transferred, then, with respect to optionholders whose Service has not terminated, the vesting and exercisability of the options will be accelerated in full and the options shall terminate if not exercised prior to the consummation of the transaction. Notwithstanding the foregoing, if the Company and the other party involved in a change in control of the ownership of the Company desire to account for such change in control as a "pooling of interests" transaction, then no such acceleration of vesting of options shall occur if the Company's and the other party's independent public accountants determine that such acceleration would preclude the use of "pooling of interests" accounting. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Option Plan will terminate on June 9, 2008.

    The Board may also amend the Option Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Option Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Option Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Option Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

    Long-term capital gains are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20%. Even lower rates may apply on the sale of property acquired after December 31, 2000 and held more than five years while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules than described below may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

INCENTIVE STOCK OPTIONS

    Incentive stock options under the Option Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

    If an optionholder holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on the disposition of such stock will be a long-term capital gain or loss.

    Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

    To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

NONSTATUTORY STOCK OPTIONS

    Nonstatutory stock options granted under the Option Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionholder or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

    Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the material terms of the option is approved by stockholders.

PROPOSAL 3

INCREASE OF THE NUMBER OF SHARES AVAILABLE UNDER THE COMPANY'S
2000 EMPLOYEE STOCK PURCHASE PLAN

    In March 2000, the Board adopted, and the stockholders subsequently approved, the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"). There are 200,000 shares of Common Stock reserved for issuance under the Purchase Plan. As of March 7, 2001, an aggregate of approximately 113,000 shares of the Company's Common Stock had been granted under the Purchase Plan. Only 87,000 shares of Common Stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grants under the Purchase Plan.

    In March 2001, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 200,000 shares to a total of 600,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board and the Compensation Committee.

    Stockholders are requested in this Proposal 3 to approve the increase of shares available under the Purchase Plan from 200,000 shares to 600,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase of authorized shares under the Purchase Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the Purchase Plan, as amended, are outlined below.

PURPOSE

    The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions in order to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and provide incentives for such persons to exert maximum efforts for the success of the Company. All employees of the Company who are regularly scheduled to work at least 20 hours per week and at least 5 months per year are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock that will be granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

    The Board administers the Purchase Plan and has the final authority to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the authority, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical) and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

    The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as the Board itself.

OFFERINGS

    The Purchase Plan will be implemented by offerings of rights to purchase Common Stock to all eligible employees from time to time by the Board. The Purchase Plan permits offerings up to 27 months long. However, it is expected that each offering under the Purchase Plan will be six months long.

ELIGIBILITY

    Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan unless otherwise specified in the offering.

    However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options).

PARTICIPATION IN THE PLAN

    Eligible employees will enroll in the Purchase Plan by delivering to the Company, prior to the first day of an offering, an agreement authorizing payroll deductions of up to 15% of such employees' compensation during the offering, excluding bonuses and certain other forms of reimbursements and compensation, unless an offering specifies a smaller percentage. Under the terms of the current offering, eligible employees may elect to deduct up to 10% of such employees' compensation.

PURCHASE PRICE

    The purchase price per share at which shares of Common Stock will be sold in each offering under the Purchase Plan will be the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering, the purchase date.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares will be accumulated by payroll deductions over each offering. At any time during an offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may increase or begin such payroll deductions after the beginning of the offering, only if the Board so provides, in the offering. All payroll deductions made for a participant will be credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. Participants will not be permitted to make additional payments into such accounts.

PURCHASE OF STOCK

    By executing an agreement to participate in the Purchase Plan, shares of common stock will automatically be purchased on behalf of the employee under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares will be exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below. In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by delivering to the Company a notice of withdrawal from the Purchase Plan indicating that the participant is terminating his or her payroll deductions. Such withdrawal may be elected at any time up to 15 days prior to the end of the applicable offering.

    Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Rights granted pursuant to any offering under the Purchase Plan will terminate immediately upon cessation of an employee's employment with the Company or an affiliate for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time.

    The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan; (ii) modify the requirements relating to eligibility for participation in the Purchase Plan; or (iii) modify any other provision of the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange or under Section 423 of the Code.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

STOCK SUBJECT TO PURCHASE PLAN

    Prior to stockholder approval of this proposal, an aggregate of 200,000 shares of Common Stock is currently reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with options granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on payroll deductions withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price will be treated as ordinary income. Any additional gain or any loss will be taxed as a long-term capital gain or loss. Long-term capital gains are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. Any additional gain or loss will be treated as capital gain or loss. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    AUDIT FEES.  During the fiscal year ended December 31, 2000, the aggregate fees billed by Arthur Andersen LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements by was $92,500.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES  During the fiscal year ended December 31, 2000, the aggregate fees billed by Arthur Andersen LLP for information technology consulting fees was $1,062,000.

    ALL OTHER FEES.  During the fiscal year ended December 31, 2000, the aggregate fees billed by Arthur Andersen LLP for professional services other than audit and information technology consulting fees was $175,500.

    The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Arthur Andersen LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

    The audit committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

    The audit committee has discussed with Arthur Andersen LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

    The audit committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with Arthur Andersen LLP its independence from the Company.

CONCLUSION

    Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 2000.

AUDIT COMMITTEE

Timothy C. Choate, Chairman
Thomas F. Madison
J. Paul Thorin

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 1, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Fujitsu Limited 1-1 Kamikodanaka 4-Chome Nakahara-Ku Kawasaki 211 Japan	1,645,333	7.15%
Joel A. Ronning (2)	1,268,244	5.47%
Timothy C. Choate (3)	23,590	*
Jay A. Kerutis (4)	118,751	*
William Lansing (5)	55,700	*
Thomas F. Madison (6)	61,032	*
Frederic Seegal (7)	20,000	*
Gregory R.L. Smith (8)	48,175	*
Perry W. Steiner (9)	469,457	2.00%
Robert E. Strawman (10)	73,341	*
J. Paul Thorin (11)	15,500	*
All directors and executive officers as a group (10 persons) (12)	2,153,790	8.98%

*
Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Unless otherwise indicated, the principal address of each of the stockholders named in this table is: c/o Digital River, 9625 West 76th Street, Suite 150, Eden Prairie, Minnesota. Applicable percentages are based on 23,020,104 shares outstanding on March 1, 2001, adjusted as required by rules promulgated by the SEC.

(2)
Includes 167,187 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(3)
Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(4)
Includes 118,751 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001

(5)
Includes 27,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(6)
Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(7)
Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(8)
Includes 35,175 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(9)
Includes 469,457 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(10)
Includes 61,125 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(11)
Includes 12,500 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(12)
Includes 956,695 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. From time to time, certain non-employee directors of the Company have received grants of options to purchase shares of the Company's Common Stock. During the last fiscal year, Messrs. Choate, Lansing, Madison and Thorin were each granted options to purchase 7,500 shares of the Company's Common Stock and Mr. Seegal was granted an option to purchase 20,000 shares of the Company's Common Stock pursuant to the 1998 Stock Option Plan. The weighted average exercise price per share of these grants is $6.375 (based on the closing sale prices on the Nasdaq National Market on the date of each grant). 44,000 options had been exercised by individuals who were non-employee directors during the last fiscal year. The Company may compensate non-employee directors in the future for their attendance at Board and committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers receiving compensation in excess of $100,000 in fiscal year 2000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)(1)
Joel A. Ronning (5) Chief Executive Officer	2000 1999 1998	$225,000 225,000 171,875	$112,500 112,500 225,000	(2) (3) (4)	— — —	200,000 — 433,333	1,000 1,000 1,000
Perry W. Steiner (6) President	2000 1999 1998	200,000 200,000 63,718	100,000 100,000 100,000	(2) (3) (7)	— — —	150,000 150,000 550,000	— — —
Jay A. Kerutis (5) President, Software and Digital Commerce Services Division	2000 1999 1998	211,000 171,124 —	122,500 87,850 —	(2) (8)	— — —	125,000 225,000 —	— — —
Robert E. Strawman (5) Chief Financial Officer and Treasurer	2000 1999 1998	132,500 120,000 76,846	60,000 50,000 25,000	(2) (3) (7)	— — —	40,000 20,000 90,000	— — —
Gregory R. L. Smith Vice President, Finance and Secretary	2000 1999 1998	99,167 83,958 73,000	35,000 35,000 15,000	(2) (3) (7)	— — —	20,000 20,000 7,500	— — —

(1)
Represents insurance premiums paid by the Company with respect to insurance for the benefit of the Named Executive Officer's family.
(2)
Paid in January 2001 for performance in 2000.
(3)
Paid in February 2000 for performance in 1999.
(4)
Includes $112,500 paid in February 1999 for performance in 1998.
(5)
Became member of the Office of the President in February 2001.
(6)
Mr. Steiner resigned as President in February 2001.
(7)
Paid in February 1999 for performance in 1998.
(8)
Includes $70,000 paid in February 2000 for performance in 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows for the fiscal year ended December 31, 2000 certain information regarding options granted to the Named Executive Officers:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
		% of Total Options Granted to Employees in Fiscal Year (2)
	Number of Securities Underlying Options Granted(#)(1)
			Exercise Price ($/Sh) (3)
				Expiration Date
Name					5% ($)	10% ($)
Joel A. Ronning	200,000	8.97%	$6.375	8/6/10	803,250	2,027,250
Perry W. Steiner	150,000	6.73	$6.375	8/6/10	602,438	1,520,438
Jay A. Kerutis	125,000	5.61	$6.375	8/2/10	502,031	1,267,031
Robert E. Strawman	40,000	1.80	$6.375	8/2/10	160,650	405,450
Gregory R.L. Smith	20,000	0.90	$6.375	8/2/10	80,325	202,725

(1)
Stock options generally become exercisable at a rate of 6.25% at the three month anniversary of the vesting commencement date and 6.25% each three months thereafter and expire ten years from the date of grant, or earlier upon termination of employment.

(2)
Based on options to purchase 2,228,000 shares of the Company's Common Stock granted in the fiscal year ended December 31, 2000.

(3)
All options were granted at the fair market value of the Company's Common Stock on the date of grant.

(4)
The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers. For each Named Executive Officer, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last fiscal year, separately identifying the exercisable and unexercisable options.

			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In-the Money Options at December 31, 2000 (2)
	Shares Acquired on Exercise (#)
Name		Value Realized ($) (1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joel A. Ronning	—	—	134,375	309,375	—	—
Perry W. Steiner	20,000	$512,500	428,089	324,911	—	—
Jay A. Kerutis	—	—	96,874	253,126	—	—
Robert E. Strawman	4,500	41,625	49,750	86,250	—	—
Gregory R.L. Smith	5,708	59,424	28,206	45,586	$11,113	$4,586

(1)
The value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price.

(2)
The valuations are based on the fair market value of the Company's Common Stock on December 31, 2000 of $2.375 minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

    In May 1998, the Company entered into an employment and non-competition agreement with Joel A. Ronning, the Company's Chief Executive Officer and member of the Office of the President. The term of the employment agreement is for a period of two years (the "Expiration Date") with automatic one-year renewals if not terminated prior to the Expiration Date (as extended in connection with any renewed term). Mr. Ronning's compensation pursuant to the employment agreement consists of a base salary of $225,000. In addition, in 1998, Mr. Ronning received a bonus consisting of 50% of his base salary upon the successful completion of the Company's initial public offering and in February 1999, Mr. Ronning received an additional bonus equal to 50% of his base salary in recognition of the Company's successful achievement of certain revenue milestones in 1998. In 2000, Mr. Ronning's compensation included his base salary of $225,000 and a bonus equivalent to 50% of the base salary granted to Mr. Ronning for his outstanding performance. In February 2001, Mr. Ronning was granted stock options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock as part of his compensation. The options vest quarterly over four years. Future annual bonuses will be determined at the discretion of the Board. In the event of Mr. Ronning's termination under certain circumstances, including termination upon a change in control of the Company, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three year average of his annual bonus amount. In the event of a change of control, any unvested and unexercised stock options held by Mr. Ronning will immediately vest and become exercisable. Mr. Ronning has also agreed not to compete with the Company for a period of 12 months following termination under certain circumstances, in countries or territories where the Company conducts business.

    In July 1998, the Company entered into an employment agreement with Perry Steiner who served as the Company's President until his resignation in February 2001. Mr. Steiner's compensation pursuant to his employment agreement consisted of a base salary of $200,000. In both 1999 and 2000, Mr. Steiner was paid a base salary and a bonus equal to 50% of his base salary. Mr. Steiner was granted options to purchase 550,000 shares of the Company's Common Stock at an exercise price equal to $8.50 per share, of which 137,500 shares vested on Mr. Steiner's first day of employment with the Company, an additional 137,500 vested upon Mr. Steiner's relocation, 91,666 vested on the one year anniversary of Mr. Steiner's hire date, and 91,667 shares vested on the second anniversary of Mr. Steiner's hire date. The remaining 91,667 shares were automatically canceled upon Mr. Steiner's resignation from the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Thorin. No current member of the Compensation Committee is an officer or employee of the Company and no executive officer of the Company serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION1

INTRODUCTION

    The Company's executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of three directors who are not employees of the Company. The Committee's determinations on compensation of the Chief Executive Officer and other executive officers are reviewed with all the non-employee directors.

PHILOSOPHY

    The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies more heavily on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees and the Committee believes that the Chief Executive Officer's equity incentives should be above the median for Chief Executive Officers of similar Internet companies. Incentive compensation is variable and tied to corporate performance. The plans are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to ensure they meet the current strategies and needs of the business.

COMPENSATION PLANS

    The Company's executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

BASE SALARY

    Base salary is targeted at the median level for emerging Internet companies of similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

1 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

    The Chief Executive Officer's base salary in 2000 was maintained at the 1999 level of $225,000 per year. This reflected the Committee's belief that Mr. Ronning's base salary is at a competitive level for similar Internet companies.

ANNUAL INCENTIVES

    The Company's short-term incentives are paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Accordingly, the bonus plan for 2000 was based on achieving certain revenue levels. The bonus of $112,500 paid to the Chief Executive Officer for 2000 was based on the pre-established performance goals as described.

EQUITY INCENTIVES

    Long-term equity incentives are provided through grants of stock options to executive officers and other key employees pursuant to the Plan. The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options are granted at fair market value and have value only if the Company's stock price increases. Stock options generally vest over a four year period. The Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company.

    The Committee establishes the number and terms of options granted under the Plan. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. The table on page 18 reflects the ownership position of the directors and executive officers at February 1, 2001. Outstanding performance by an individual executive officer is recognized through larger option grants.

    The Committee has delegated authority for granting certain options to a Stock Option Committee made up of the Company's Chief Executive Officer and President. All options granted by the Stock Option Committee require ratification by the Board of Directors. The Compensation Committee retains the authority to approve option grants to executive officers and directors of the Company.

    Out of a total of 2,228,000 options granted in 2000, executive officers of the Company received grants for 535,000 shares, or approximately 24% of the total options granted in 2000. The Committee reviewed Mr. Ronning's performance for 2000 and reviewed market data for similar Internet companies. Based on his 2000 performance and market indicators, the Committee deemed that Mr. Ronning's equity incentive needed to be adjusted. The Committee therefore granted Mr. Ronning an option to purchase 200,000 shares of Common Stock in the Company and in 2001 granted Mr. Ronning an option to purchase 1,000,000 shares of Common Stock in the Company to bring his equity incentive to above median for Chief Executive Officers of similar Internet companies.

    The Committee believes that the programs described above provide compensation that is competitive with comparable emerging Internet companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

COMPENSATION COMMITTEE

Thomas F. Madison, Chairman
William Lansing
J. Paul Thorin

PERFORMANCE MEASUREMENT COMPARISON2

    The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a total stockholder return of an investment of $100 in cash on August 11, 1998 (the date the Company's Common Stock began trading on the Nasdaq National Market) for (i) the Company's Common Stock; (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Composite Index"); and (iii) the JP Morgan H&Q Technology Index. The JP Morgan H&Q Technology Index is composed of approximately 200 technology companies in the semiconductor, electronics, medical and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.

2 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

TRANSACTIONS WITH WASSERSTEIN & PERELLA & CO., INC.

    In May 1999, the Company engaged Wasserstein & Perella & Co., Inc. ("WP&Co.") on an exclusive basis as its financial advisor with respect to strategic transactions. In the event that WP&Co. assists the Company in consummating a strategic transaction, the Company has agreed to pay WP&Co. for its services a fee based on a success scale increasing with the value of a completed transaction. Whether or not a strategic transaction is consummated, the Company will reimburse WP&Co. for all of its reasonable out-of-pocket expenses incurred in connection with its engagement. To date, the Company has paid WP&Co. a total of approximately $40,000 for services rendered. Frederic Seegal, a director of the Company, is a Managing Director of WP&Co.

TRANSACTIONS WITH FUJITSU LIMITED

    In fiscal 2000, Fujitsu Limited and a number of its affiliates were clients of the Company's E-Business Services Group, for which Fujitsu Limited and its affiliates paid the Company a total of approximately $975,000 for services rendered. As of March 1, 2001, Fujitsu Limited was the beneficial owner of 7.16% of the outstanding shares of the Company's Common Stock.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

    A copy of the 2000 Annual Report to Stockholders accompanies this Proxy Statement. The Company's annual report on Form 10-K for the year ended December 31, 2000, as filed with the SEC, is available at no charge to stockholders upon written request to the Company at its business address. Copies may also be obtained without charge through the SEC's World Wide Web site at http://www.sec.gov.

                      By Order of the Board of Directors

                      Gregory R.L. Smith
                      Secretary

April 2, 2001

APPENDIX A

Digital River, Inc.

CHARTER OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors of Digital River, Inc. (the "Company") shall consist of at least three members of the Board of Directors (the "Board"). The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq. The Audit Committee shall be charged with the following functions:

    1.  To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

    2.  To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

    3.  To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

    4.  To review and approve all professional non-audit services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of the auditors.

    5.  To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

    6.  To review, with the senior management of the Company and the independent auditors, upon completion of their audit, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted accounting standards.

    7.  To assist and to interact with the independent auditors so that they may carry out their duties in the most efficient and cost effective manner.

    8.  To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

    9.  To review with the senior management of the Company and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q, the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted accounting standards.

    10. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

    11. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

    12. To meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

    13. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    14. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

    15. To investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in its judgment, such investigation or retention is appropriate.

    16. To perform such other functions and to have such power as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

    17. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

    18. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting.

    19. The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

DIGITAL RIVER, INC.
9625 WEST 76TH STREET, SUITE 150
EDEN PRAIRIE, MN 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2001

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 3, 2001 at 3:30 p.m. local time at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the purposes stated on the reverse.

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DIGITAL RIVER, INC. C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL — Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Digital River, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS:   KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY

DIGITAL RIVER, INC.

Vote on Directors

1. To elect three directors to hold office until the 2004 Annual Meeting of Stockholders. Nominees:

01 Joel A. Ronning	02 Perry W. Steiner	03 J. Paul Thorin.
/ / FOR all all nominees	/ / WITHHOLD all from all nominees	/ / For All Except

TO WITHHOLD AUTHORITY TO VOTE, MARK "For All Except" and WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW.

1

2.	To increase the number of shares available under the Company's 1998 Stock Option Plan from 3,283,333 shares to 3,983,333 shares
	/ / For	/ / Against	/ / Abstain
3.	To increase the number of shares available under the Company's 2000 Employee Stock Purchase Plan from 200,000 shares to 600,000 shares
	/ / For	/ / Against	/ / Abstain
4.	To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.
	/ / For	/ / Against	/ / Abstain
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
	/ / For	/ / Against	/ / Abstain

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 7, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
GREGORY R.L. SMITH SECRETARY
Eden Prairie, Minnesota April 3, 2001

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

2

QuickLinks

SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2001
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 INCREASE OF THE NUMBER OF SHARES AVAILABLE UNDER THE COMPANY'S 1998 STOCK OPTION PLAN
PROPOSAL 3 INCREASE OF THE NUMBER OF SHARES AVAILABLE UNDER THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A